UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 7, 2020

CITIC CAPITAL ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39222	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9/F, East Tower, Genesis Beijing

No. 8 Xinyuan South Road

Chaoyang District, Beijing 100027

People’s Republic of China

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: +86 10 5802 3889

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, par value $0.0001, and one-half of one redeemable warrant	CCAC.U	The New York Stock Exchange
Class A ordinary shares, par value $0.0001	CCAC	The New York Stock Exchange
Redeemable warrants, each warrant exercisable for one Class A ordinary share, each at an exercise price of $11.50 per share	CCAC WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 7, 2020, the board of directors (the “Board”) of CITIC Capital Acquisition Corp. (the “Company”) appointed Ross Haghighat to the Board. Mr. Haghighat was appointed to serve as a Class III director with a term expiring at the Company’s third annual meeting of stockholders.

The Board appointed Mr. Haghighat, who was determined to be an “independent director” as defined in the applicable rules of The New York Stock Exchange, to the Board’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

Ross Haghighat is a U.S.-based business executive, entrepreneur and venture capitalist who has been the chairman and chief executive officer of Triton Systems, Inc. since 2004. Mr. Haghighat has 24 years of operating experience with private and public entities and seven years of experience in strategic investment and capital markets. Mr. Haghighat has been a founder, co-founder and board member of more than a dozen private and public technology companies in the U.S., Europe, Middle East, and Australia. Mr. Haghighat currently serves on the board of directors for Electriq-Global, Angel Medical Systems, Inc., Aduro Biotech Inc. (Nasdaq: ADRO) and Fluence Corporation Ltd and has served on the audit committee of the board of directors for Aduro Biotech Inc. since 2015 and served on the audit committee of Fluence Corporation Ltd from 2016 to 2019.

On May 7, 2020, the Company entered into an indemnity agreement (the “Indemnity Agreement”) with Mr. Haghighat, pursuant to which the Company has agreed to provide contractual indemnification, in addition to the indemnification provided in the Company’s Amended and Restated Memorandum and Articles of Association, against liabilities that may arise by reason of their respective service on the Board, and to advance expenses incurred as a result of any proceeding against either of them as to which either could be indemnified, in the form previously filed as Exhibit 10.5 to the Company’s Registration Statement on Form S-1 (File No. 333-236006) for its initial public offering, initially filed with the U.S. Securities and Exchange Commission on January 22, 2020 (as amended, the “Registration Statement”).

On May 7, 2020, the Company entered into a letter agreement with Mr. Haghighat (the “Letter Agreement”) on substantially the same terms as the form of letter agreement previously entered into by and between the Company and each of its other officers and directors in connection with the Company’s initial public offering.

The foregoing descriptions of the Indemnity Agreement and the Letter Agreement do not purport to be complete and are qualified in their entireties by reference to the form of indemnity agreement and the Letter Agreement, copies of which are attached as Exhibit 10.5 to the Registration Statement and Exhibit 10.1 hereto, respectively, and are incorporated herein by reference.

On May 7, 2020, CITIC Capital Acquisition LLC, the Company’s sponsor, transferred 22,000 Class B ordinary shares of the Company to Mr. Haghighat

Other than the foregoing, Mr. Haghighat is not party to any arrangement or understanding with any person pursuant to which he was appointed as director, nor is he party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement, dated May 7, 2020, by and between the Company and Ross Haghighat.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIC CAPITAL ACQUISITION CORP.

	By:	/s/ Fanglu Wang
Name: Fanglu Wang
Title: Chief Executive Officer

Dated: May 7, 2020